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                                                                    EXHIBIT 10.5
                               FOURTH AMENDMENT OF
                         STOCK PURCHASE, REORGANIZATION
                           AND JOINT VENTURE AGREEMENT


         This FOURTH AMENDMENT OF STOCK PURCHASE, REORGANIZATION AND JOINT VENTURE AGREEMENT (this "Fourth Amendment") is made and entered into as of the 20th day of March, 2002, by and among CTI, INC., a Tennessee corporation (hereinafter "CTI"); SIEMENS MEDICAL SOLUTIONS USA, INC., f/k/a Siemens Medical Systems, Inc., a Delaware corporation (hereinafter "SIEMENS"; successor in interest to Siemens Gammasonics, Inc.); CTI PET SYSTEMS, INC., a Tennessee corporation ("CPS"); and DR. TERRY D. DOUGLASS, DR. RONALD NUTT, MICHAEL C. CRABTREE, and J. KELLY MILAM (hereinafter "MANAGEMENT").

         WHEREAS, CTI, Siemens, CPS and Management heretofore made and entered into a Stock Purchase, Reorganization and Joint Venture Agreement dated as of December 10, 1987, as amended by (i) Amendment of Stock Purchase, Reorganization and Joint Venture Agreement dated as of March 31, 1995, (ii) Second Amendment of Stock Purchase, Reorganization and Joint Venture Agreement dated as of June 30, 1997, and (iii) Third Amendment to Stock Purchase, Reorganization and Joint Venture Agreement dated April ___, 2001 (hereinafter, the "JOINT VENTURE AGREEMENT"); and

         WHEREAS, the parties wish to further amend the Joint Venture Agreement as set forth below.

         NOW, THEREFORE, in consideration of the terms and conditions contained herein, the parties hereto mutually agree as follows:

         1. JOINT VENTURE AGREEMENT. The Joint Venture Agreement is incorporated herein by reference. Capitalized terms not defined herein shall have the meanings given them in the Joint Venture Agreement. As amended hereby, the Joint Venture Agreement shall remain in full force and effect.

         2. OFFICERS OF CPS. Section 13.4 of the Joint Venture Agreement is amended by deleting the original language thereof in its entirety and substituting in its place the following:

                  13.4     Officers of CPS.

                  (a) Siemens shall be entitled (i) to nominate one individual to serve as either Chairman of the Board of Directors of CPS or President of CPS; (ii) to nominate a successor for such individual; and (iii) to propose the removal from office of any person it nominates under either clause (i) or (ii) above.


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                  (b)      CTI shall be entitled (i) to nominate one individual
                           to serve as either Chairman of the Board of Directors of CPS or President of CPS; (ii) to nominate a successor for such individual; and (iii) to propose the removal from office of any person it nominates under either clause (i) or (ii) above.

                  (c) The Board of Directors of CPS shall, by majority vote, appoint one of the individuals nominated pursuant to subpart (a) or subpart (b) above to serve as Chairman of the Board and the other nominee to serve as President of CPS. Specifically, if the Chairman of the Board of Directors of CPS is the nominee of CTI, then the President of CPS shall be the nominee of Siemens and, similarly, if the Chairman of the Board of Directors of CPS is the nominee of Siemens, then the President of CPS shall be the nominee of CTI. If either Siemens or CTI proposes the removal of its nominee as Chairman of the Board or President, the Board of Directors of CPS shall promptly effect such removal and shall appoint such party's successor nominee to serve as either Chairman of the Board or President of CPS, as the Board deems appropriate. In the event of an abstention by a director that results in a tie vote in connection with the appointment of either the Chairman or President, (i) the nominee designated by Siemens pursuant to subpart (a) above will serve in the position that his or her Siemens designated predecessor served prior to such tie vote; and (ii) the nominee designated by CTI pursuant to subpart (b) above will serve in the position that his or her CTI designated predecessor served prior to such tie vote. If the tie vote in connection with the appointment of either the Chairman or President continues for a period of three (3) years from the date of the original tie vote, then the nominees designated by Siemens and CTI will rotate offices such that (1) the nominee designated by Siemens pursuant to subpart (a) above will serve in the position that his or her CTI designated predecessor served prior to such tie vote; and (2) the nominee designated by CTI pursuant to subpart (b) above will serve in the position that his or her Siemens designated predecessor served prior to such tie vote. The nominees of the parties will continue to rotate such offices on three year terms for so long as there continues to be a tie vote by the Board of Directors in connection with the appointment of either the Chairman or President.


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                  (d)      Dr. Nutt currently serves as both the President and
                           the Vice President of Research and Development of CPS and will continue to serve in such capacities until the Board of Directors selects a new Vice President of Research and Development. Notwithstanding any other term or provision contained herein, the parties agree that the election or appointment of Dr. Nutt's successor as Vice President of Research and Development and Mr. Fred Stuvek's successor as Vice President of Marketing shall require the unanimous approval of the Board of Directors of CPS.

                  (e) Other than as set forth in subparts (a) through (d) above, each officer of CPS shall be appointed or removed by the majority vote of the Board of Directors of CPS and unless otherwise agreed to in writing by CTI and Siemens, all future nominees to serve as officers of CPS shall be independent of CTI and Siemens.

                  (f) As soon as reasonably practicable, but not later than October 1, 2002, the Board of Directors of CTI or the Board of Directors of CPS, as the case may be, shall cause (i) Dr. Nutt to resign as an officer of CTI; and (ii) Michael Templin to resign as an officer of either CTI or CPS. Dr. Nutt and Mr. Templin shall cease performing any duties or responsibilities as an officer of CTI or CPS, as the case may be, upon the effective date of their resignations and, thereafter, may serve as an officer of either CTI or CPS but shall not serve as an officer of both entities simultaneously without the prior written consent of Siemens. Notwithstanding the foregoing, the parties agree that Dr. Nutt will continue to serve as a director of CTI and nothing contained herein shall affect his continued service in such capacity.

         3. CTI BOARD. Section 13.8 of the Joint Venture Agreement is amended by deleting the original language thereof in its entirety and substituting in its place the following:

                           13.8 CTI Board. For so long as CTI and any of its Affiliates, in the aggregate, and Siemens and any of its Affiliates, in the aggregate, each holds more than twenty percent (20%) of the outstanding shares of CPS Common Stock, Siemens shall be entitled to nominate one individual to serve as a member of the Board of Directors of CTI, and Management agrees to vote its shares of CTI Common Stock for the election of such nominee.


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         4.       SIEMENS COINCIDENCE OPTION. Section 4 of the Second Amendment
of Stock Purchase, Reorganization and Joint Venture Agreement dated June 30, 1997 (the "Second Amendment") is amended by deleting the original language thereof in its entirety and substituting in its place the following:

                           4. Siemens Coincidence Option. Notwithstanding any other term or provision of the Joint Venture Agreement, Siemens shall have the right to manufacture and distribute, without paying any royalty or other consideration to CTI or CPS, a sodium iodide coincidence option on its dual-headed SPECT (single photon emission computerized tomography) cameras having specifications and features not to exceed those set forth on Appendix A attached hereto. Siemens covenants and agrees that it shall not (i) add any new features to its coincidence option, including, without limitation, attenuation correction provided either by radiation sources or x-ray computerized tomographs; or (ii) modify, enhance or improve any existing features of the coincidence option in a manner that results in the option, as so modified, enhanced or improved, exceeding the specifications set forth on Appendix A. The parties agree that the restrictions set forth in subpart (i) above do not apply to SPECT cameras that do not have a coincidence option. The parties further agree that Siemens shall have the right to make image quality maintenance and reliability improvements to the coincidence option on the SPECT cameras, and make such other modifications as may be necessary to correct software defects or deficiencies, so long as such improvements or modifications do not result in the coincidence option on the SPECT cameras, as so improved or modified, exceeding the specifications or features set forth on Appendix A. Subject to the foregoing limitations, the activities of Siemens contemplated in this Section 4 shall not be deemed to be in violation of the non-competition provisions of the Joint Venture Agreement. Siemens will use, as needed, experience, coincidence-related intellectual property, services and other material or resources of CPS at commercially reasonable rates.



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         5.       APPOINTMENT OF CTI AS A DISTRIBUTOR. The parties acknowledge that CPS is authorized and permitted to designate CTI as a distributor of its products and that such designation does not constitute a violation of the non-competition provisions contained in the Joint Venture Agreement.


                            [Signatures on Next Page]



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         IN WITNESS WHEREOF, the parties hereto have executed this Fourth
Amendment on the day and year first above written.

                              CTI, INC.


                              By:      /s/ Terry D. Douglass
                                 -----------------------------------------------
                                    Terry D. Douglass
                                    President


                              SIEMENS MEDICAL SOLUTIONS USA, INC.


                              By:      /s/ Thomas McCausland
                                 -----------------------------------------------
                                    Thomas McCausland
                                    President and Chief Executive Officer


                              CTI PET SYSTEMS, INC.


                              By:      /s/ Ronald Nutt
                                 -----------------------------------------------
                                    Ronald Nutt
                                    President


                              MANAGEMENT:

                                       /s/ Terry D. Douglass
                              --------------------------------------------------
                              Dr. Terry D. Douglass

                                       /s/ Ronald Nutt
                              --------------------------------------------------
                              Dr. Ronald Nutt

                                       /s/ Michael C. Crabtree
                              --------------------------------------------------
                              Michael C. Crabtree

                                       /s/ J. Kelly Milam
                              --------------------------------------------------
                              J. Kelly Milam


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